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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-207290

Subject To Completion, Dated March 23, 2016

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated November 5, 2015)

$40,000,000

Common Stock

•
We are offering $40.0 million of shares of our common stock.

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Our common stock is listed on The NASDAQ Global Market under the symbol "VTAE." The last reported sale price of our common stock on March 22, 2016, as reported by The NASDAQ Global Market, was $7.03 per share.

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We are an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012 and applicable Securities and Exchange Commission rules, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement and page 6 of the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See "Underwriting" beginning on page S-22 for additional information regarding underwriting compensation.

We have granted the underwriters a 30-day option to purchase up to $6.0 million of additional shares of common stock on the same terms and conditions set forth above. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $    and the total proceeds to us, before expenses, will be $    . The underwriters expect to deliver the shares to purchasers on March     , 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Piper Jaffray	BMO Capital Markets

Prospectus Supplement dated March                       , 2016.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and related matters. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

Unless the context indicates otherwise, as used in this prospectus supplement, the terms "Vitae," "Company," "we," "us" and "our" refer to Vitae Pharmaceuticals, Inc. The Vitae design logo and the marks "Vitae," "Vitae Pharmaceuticals" and "Contour" are the property of Vitae. This prospectus supplement contains additional trade names, trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free-writing prospectus that we authorize to be distributed to you. We have not, and the underwriters have not, authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus are complete and accurate as of the date the information is presented, but the information may have changed since that date.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and observe any restrictions relating to this offering and the distribution of this prospectus supplement outside of the United States.

S-i

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains "forward-looking statements" that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). The words "believe," "may," "will," "estimate," "continue," "anticipate," "design," "intend," "expect," "could," "plan," "potential," "predict," "seek," "should," "would" or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, including, among others:

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    the timing of enrollment, commencement and completion of our clinical trials;

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    the timing and success of preclinical studies and clinical trials conducted by us and our development partners;

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    the scope, progress, expansion, and costs of developing and commercializing our current or future product candidates;

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    the size and growth of the potential markets for our current or future product candidates and the ability to serve those markets;

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    our expectations regarding our expenses and revenue, the sufficiency of our cash resources and needs for additional financing;

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    our ability to establish and maintain development partnerships;

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    the ability to obtain and maintain regulatory approval of our product candidates, and the labeling for any approved products;

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    the rate and degree of market acceptance of any of our current or future product candidates;

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    our expectations regarding competition;

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    our anticipated growth strategies;

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    our ability to attract or retain key personnel;

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    our expectations regarding federal, state and foreign regulatory requirements;

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    regulatory developments in the United States and foreign countries;

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    our ability to obtain and maintain intellectual property protection for our structure-based drug discovery platform and our product candidates;

S-ii

    •
    the anticipated trends and challenges in our business and the market in which we operate; and

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    the use or sufficiency of our existing cash, cash equivalents and marketable securities.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. We undertake no obligation, and specifically decline any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus supplement and accompanying prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

In addition, you should refer to the section of this prospectus supplement entitled "Risk Factors" as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

S-iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

Vitae Pharmaceuticals, Inc.

Company Overview

We are a clinical stage biotechnology company focused on discovering and developing novel, small molecule drugs for diseases where there are significant unmet medical needs. We are developing a robust and growing portfolio of novel product candidates generated by Contour®, our proprietary structure-based drug discovery platform. Our most advanced wholly owned product candidate is VTP-43742 for the treatment of psoriasis, as well as multiple other autoimmune disorders. In 2015, we completed two Phase 1 clinical trials with VTP-43742 and in March 2016 announced positive top-line and biomarker results from a Phase 2a proof-of-concept clinical trial in patients with moderate to severe psoriasis. VTP-38543, our second product candidate is in a Phase 2a proof-of-concept clinical trial for the treatment of atopic dermatitis with trial results expected in the second half of 2016. We also have a product candidate, VTP-36951 for the treatment and prevention of Alzheimer's disease (Alzheimer's), which was previously being developed by Boehringer Ingelheim GmbH (BI), pursuant to a research collaboration and license agreement. We plan to make a decision on the development of VTP-36951 in the first half of 2016. We intend to advance and retain rights to our current and future product candidates that we believe can be developed and commercialized by us, and to strategically partner where doing so can accelerate a program and generate non-dilutive capital for us.

Our current portfolio of product candidates includes:

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    VTP-43742, a first in class oral small molecule, which is being developed for the treatment of psoriasis as well as multiple other autoimmune disorders. Autoimmune disorders comprise a large number of disease conditions where the body mounts an inappropriate immune response against normal, healthy tissues. These disorders include commonly known diseases such as psoriasis, psoriatic arthritis, ankylosing spondylitis, inflammatory bowel disease (IBD) and multiple sclerosis (MS), as well as numerous orphan diseases. Increased activity of a class of lymphocytes called Th17 cells is a critical part of the pathophysiology of many human autoimmune disorders. RAR-Related Orphan Receptor gamma-t (RORgt) is a nuclear hormone receptor that is essential for the formation and function of these Th17 cells. Preclinical studies in animal models have demonstrated that inhibition of RORgt activity is beneficial for the treatment of multiple autoimmune disorders. In preclinical studies, VTP-43742 has been shown to down regulate the IL-23 receptor and inhibit the secretion of Interleukin 17 (IL-17), and other cytokines, which are pro-inflammatory proteins, from Th17 cells. In September 2015, we announced positive top-line results from a single ascending dose Phase 1 clinical trial that assessed the safety, tolerability, pharmacokinetics and pharmacodynamics of VTP-43742 in 53 healthy human volunteers over several dose levels. In November 2015, we announced positive top line results from a Phase 1 multiple ascending dose clinical trial of VTP-43742 designed to evaluate the safety, tolerability, pharmacokinetic and pharmacodynamic profile of multiple ascending doses of VTP-43742 in up to 40 healthy human volunteers. The observed half-life in plasma in these trials was consistent with once-a-day dosing. In March 2016, we announced positive top-line and biomarker results from the Phase 2a proof-of-concept trial in patients with moderate to severe psoriasis, in which VTP-43742 was administered for four weeks. In the trial, clear signals of efficacy were observed, with patients in the 350 mg dose group achieving a 24 percent reduction in the placebo-adjusted Psoriasis Area Severity Index (PASI) score. In the 700 mg dose group, patients achieved a 30 percent placebo-adjusted PASI score reduction. For both doses, we observed clinically relevant and statistically significant reductions (p<0.015) relative to baseline values. Between weeks zero and two, there was a modest onset of PASI reduction, and for the last two weeks of the trial, and particularly between weeks three and four, there was an acceleration of the rate of reduction in PASI score in both the 350 mg and 700 mg dose groups, suggesting the potential for greater reductions in PASI scores with longer duration of treatment. Full efficacy in psoriasis is not generally seen in other classes of drugs until at least 12 weeks of continuous therapy. We believe the PASI score reductions observed for VTP-43742 at four weeks and the acceleration of rate of PASI reduction between weeks three and four are consistent with the potential of VTP-43742 to achieve greater levels of efficacy with extended treatment. VTP-43742 was shown to be generally well tolerated at all dose levels tested, with no serious adverse events reported. No drug-related electrocardiogram (ECG) abnormalities were observed. In the 700 mg dose group, reversible transaminase elevations greater than three times the upper limits of normal were observed in two patients while being dosed, which did not trigger any stopping rules of the trial, and two patients achieved those levels after the four weeks of dosing completed. The transaminase levels fully reversed for all four of these patients and none of them experienced related elevations in bilirubin, had any other sign of liver damage or required any further action. Elevated transaminase levels were not previously observed in our preclinical or clinical trials. We are conducting further studies to investigate the mechanism of the transaminase elevations. Pharmacokinetics were consistent with once-a-day dosing. We plan to initiate a 16 week Phase 2b clinical trial in psoriasis patients in the second half of 2016 and continue to assess whether clinical trials in additional indications are appropriate for VTP-43742. In addition to VTP-43742, we are progressing backup compounds in our RORgt program and plan to continue to assess other additional potential indications for further development.

    •
    VTP-38543, a potential first in class topical LXRb selective agonist, is being developed for atopic dermatitis, also known as eczema. Atopic dermatitis is a common inflammatory skin disease seen in children and adults. According to the National Eczema Association, an estimated 31.6 million people in the United States have symptoms of eczema or eczematous conditions. Atopic dermatitis is characterized by both a loss of barrier function, which is the impermeable outer layer of the skin, and skin inflammation. Liver X receptors (LXRs) which include LXRa and LXRb, work to synthesize and transport fats out of skin cells, stimulate the production of the outer layer of skin cells, and inhibit the production of inflammatory proteins. Based on its mechanism, VTP-38543 is expected to improve barrier function and decrease inflammation, in this case in damaged skin tissue. VTP-38543 has been shown in preclinical studies to stimulate the development of mature skin cells known as corneocytes as well as to increase the surrounding lamellar body lipids in the skin to improve its barrier function, while also decreasing skin inflammation. In a preclinical model of atopic dermatitis, topical VTP-38543 has demonstrated equal anti-inflammatory efficacy versus high potency topical corticosteroids, the current standard of care. VTP-38543 is currently in a Phase 2a proof-of-concept clinical trial assessing the safety, tolerability and efficacy of VTP-38543 in patients with atopic dermatitis. We anticipate clinical trial results in the second half of 2016.

    •
    VTP-36951 was being developed for the treatment and prevention of Alzheimer's exclusively by BI as BI 1147560 pursuant to a research collaboration and license agreement with BI (the BACE Agreement). In July 2015, BI notified us that it was terminating the BACE Agreement for strategic business reasons effective as of October 21, 2015. In connection with the termination of the BACE Agreement, we received the rights to the BACE program, including VTP-36951, which includes, among other rights, certain exclusive rights to develop and commercialize the terminated products for the treatment of Alzheimer's and the other indications covered by the BACE Agreement. We continue to assess the BACE program to determine the appropriate next steps and expect to provide an update on our plans for the program in the first half of 2016.

In addition to our existing product candidates, we utilize a structure-based drug discovery platform, and leverage our expertise to create novel, potent and selective product candidates. We utilize Contour to discover and develop product candidates for validated therapeutic targets against which the industry has traditionally struggled to develop drugs due to challenges related to potency, selectivity, pharmacokinetics, or patentability issues. We refer to these targets as "difficult-to-drug." Contour's computational software uses artificial intelligence and sophisticated algorithms to model the assembly of molecular fragments, which are chemical structures consisting of one to several atoms, into fully elaborated, drug-like structures that precisely fit each target's 3-dimensional binding site. These molecules are then assessed by Contour's state-of-the-art scoring function to identify the most promising and drug-like structures. Together, these functions allow us to rapidly focus on those structures with the highest potential from among hundreds of billions of possibilities for a given biologic target. We chemically synthesize, comprehensively test and critically evaluate these novel structures rapidly, iterating each new data set back into the design process until we identify product candidates with demonstrable first- or best-in-class potential. Our experienced scientists are experts in the related disciplines of structural biology, molecular modeling (i.e., the design of drugs using computers), medicinal chemistry and biology. Our scientists utilize our platform and approach for each of our product candidates to rapidly overcome discovery obstacles. We have achieved animal proof-of-concept with a qualified product candidate in less than 18 months from the initiation of a program.

Our executive management team and accomplished drug discovery scientists possess substantial experience across the full spectrum of drug discovery, development and commercialization. Our Chief Executive Officer previously held a number of executive and commercial positions at Bristol-Myers Squibb Company (BMS), including head of BMS' Immunology and Virology divisions. While at BMS, he successfully launched products in several therapeutic areas. Our Chief Scientific Officer was previously head of Clinical Discovery for BMS, where he was involved in the development of all of BMS' compounds from preclinical candidate selection through to human proof-of-concept, including central nervous system agent Abilify (aripriprazole), cardiovascular agent Eliquis (apixaban), oncology agents Erbitux (cetuximab) and Sprycel (dasatinib), virology agent Reyataz (atazanavir) and immunology agent Orencia (abatacept). Three internationally recognized medicinal chemists — two professors of chemistry from Harvard University and a former Merck distinguished scientist now in the American Chemical Society's Hall of Fame — founded our company.

OUR CORPORATE INFORMATION

We were incorporated in Delaware in May 2001. Our principal executive offices are located at 502 West Office Center Drive, Fort Washington, Pennsylvania 19034 and our telephone number is (215) 461-2000. Our website address is www.vitaepharma.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be part of this prospectus supplement or in deciding whether to purchase shares of our common stock. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on the Investors portion of our website at http://ir.vitaepharma.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act), and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to: presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure in this prospectus supplement; not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act); having reduced disclosure obligations regarding executive compensation in our periodic reports and proxy or information statements; being exempt from the requirements to hold a non-binding advisory vote on executive compensation or seek stockholder approval of any golden parachute payments not previously approved; and not being required to adopt certain accounting standards until those standards would otherwise apply to private companies. As an "emerging growth company" under the JOBS Act, we are permitted to delay the adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. However, we have elected not to take advantage of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to not take advantage of the extended transition period for complying with new or revised accounting standards is irrevocable.

Although we are still evaluating our options under the JOBS Act, we may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an "emerging growth company" and thus the level of information we provide may be different than that of other public companies. If we do take advantage of any of these exemptions, some investors may find our securities less attractive, which could result in a less active trading market for our common stock, and our stock price may be more volatile.

We could remain an "emerging growth company" until the earliest to occur of:

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    December 31, 2019;

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    the last day of the first fiscal year in which our annual gross revenues exceed $1 billion;

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    the last day of the fiscal year in which we are deemed to be a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700 million as of the last business day of the second fiscal quarter of such fiscal year; or

    •
    the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period.

THE OFFERING

Common stock offered by us	$40,000,000 of shares of common stock.
Overallotment option

We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to $6,000,000 of additional shares of common stock at the public offering price less estimated underwriting discounts and commissions.

Offering price	$ per share of common stock.
Common stock to be outstanding after this offering

27,755,914 shares (or 28,609,399 shares if the underwriters exercise in full their option to purchase additional shares) based on the assumed offering price of $7.03 per share (the last reported sale price of our common stock on The NASDAQ Global Market on March 22, 2016).

Use of proceeds	We intend to use the net proceeds from this offering, together with such existing cash resources, as follows:
• up to $ million to advance the clinical development of our RORgt program, including, among other items, the completion of a 16 week Phase 2b clinical trial in psoriasis patients for VTP-43742;

•

up to $                   million to advance the clinical development of our LXRb program, including, among other items, the completion of the ongoing Phase 2a proof-of-concept clinical trial in atopic dermatitis patients for VTP-38543; and

• the remainder for working capital and other general corporate purposes.
See the section titled "Use of Proceeds."
Risk Factors

You should read the "Risk Factors" section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

The NASDAQ Global Market Symbol	VTAE

The number of shares of common stock that will be outstanding immediately after this offering as shown above is based on 22,066,013 shares of common stock outstanding as of December 31, 2015 and excludes:

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    1,865,316 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2015, at a weighted average exercise price of approximately $8.12 per share;

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    2,026,774 shares of common stock reserved for future grants under our 2014 Equity Incentive Plan as of December 31, 2015 (subject to automatic annual adjustment in accordance with the terms of the plan);

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    407,546 shares reserved for future issuance under our 2014 Employee Stock Purchase Plan (subject to automatic annual adjustment in accordance with the terms of the plan); and

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    45,468 shares issuable upon the exercise of warrants outstanding as of December 31, 2015, at a weighted average exercise price of $27.37 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes:

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    that the underwriters do not exercise their option to purchase up to $6.0 million of additional shares of our common stock; and

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    no exercise of the outstanding options or warrants described above.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and all of the other information contained in this prospectus supplement and the accompanying prospectus, and incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

Risks Related to This Offering and Our Common Stock

Our management will have discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

We expect to use the net proceeds from this offering primarily to develop and advance our product candidates through clinical trials, as well as for working capital and general corporate purposes. Our management will have discretion as to the actual amounts and timing of the expenditures of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds of this offering in ways that enhance our operating results or increase the value of your investment. Additionally, until the net proceeds we receive are used, they may be placed in investments that do not produce income or that lose value.

An active trading market for our common stock may not be sustained.

Although our common stock has been listed and trading on The NASDAQ Global Market since our initial public offering in September 2014, an active trading market for our shares may not be sustained. If the market is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you or at all. In addition, an inactive market may impair our ability to raise capital by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration, which, in turn, could materially adversely affect our business.

The trading price of the shares of our common stock has been and will likely continue to be highly volatile, and purchasers of our common stock may not be able to resell the shares of our common stock at or above your purchase price and could incur substantial losses.

Our stock price has been and is likely to continue to be volatile. For example, between September 24, 2014 and March 18, 2016, the high and low sales prices per share of our common stock were $23.35 and $4.08, respectively. The stock market in general and the market for biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above your purchase price. The market price for our common stock may be influenced by many factors, including:

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    our and our partners' ability to enroll patients in planned clinical trials;

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    results of the clinical trials, and the results of trials of our competitors or those of other companies in our market sector, and the timing of the release of those results;

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    the passage of legislation or other regulatory developments in the United States and foreign countries;

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    actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;

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    changes in the structure of healthcare payment systems, especially in light of current reforms to the U.S. healthcare system;

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    our ability to discover and develop or partner additional product candidates;

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    announcements by us or our competitors of consummation or termination of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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    our ability to enter into strategic partnerships for the development of our product candidates;

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    market conditions in the pharmaceutical and biotechnology sectors and issuance of securities analysts' research reports or recommendations;

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    sales of our stock by us, our insiders and our other stockholders;

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    trading volume of our common stock;

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    speculation in the press or investment community;

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    general economic, industry and market conditions other events or factors, many of which are beyond our control;

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    additions or departures of key personnel; and

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    intellectual property, product liability or other litigation against us.

In addition, the stock market has recently experienced significant volatility, particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our products, or to a lesser extent our markets. In the past, stockholders have initiated class action lawsuits against biotechnology and pharmaceutical companies following periods of volatility in the market prices of these companies' stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management's attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

Our quarterly operating results may fluctuate significantly.

We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

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    variations in the level of expenses related to our clinical trial and development programs;

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    addition or termination of clinical trials and development programs;

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    regulatory developments affecting our current or future product candidates;

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    our execution of any collaborative, licensing or similar arrangements and the timing of payments we may make or receive under these arrangements; and

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    nature and terms of stock-based compensation grants and any intellectual property infringement lawsuit in which we may become involved.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $40.0 million of shares of our common stock are sold at the assumed offering price of $7.03 per share (the last reported sale price of our common stock on The NASDAQ Global Market on March 22, 2016), for aggregate gross proceeds of approximately $40.0 million, and after deducting estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $3.71 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2015 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding stock options and warrants may also result in further dilution of your investment. See the section entitled "Dilution" on page S-16 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

If securities or industry analysts do not publish research or reports or publish unfavorable research or reports about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. We currently have research coverage by a small number of securities and industry analysts and there are no assurances that these analysts will continue coverage of our company. If one or more of the analysts who covers us downgrades our stock, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to regularly publish reports on us, interest in our stock could decrease, which could cause our stock price or trading volume to decline.

Sales of a substantial number of shares of our common stock by our existing stockholders in the public market could cause our stock price to fall.

A small number of institutional investors and equity funds hold a significant number of shares of our common stock. Sales by these stockholders of a substantial number of shares of our common stock or the expectation of such sales, could cause a significant reduction in the market price of our common stock.

The holders of 3,538,518 shares of our outstanding common stock, or approximately 16.0% of our total outstanding common stock as of December 31, 2015, are entitled to rights with respect to the registration of their shares under the Securities Act. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act.

In addition to our outstanding common stock, as of December 31, 2015, there were a total of 1,910,784 shares of common stock that we have registered and that we are obligated to issue upon the exercise of currently outstanding options under our stock plans or issued warrants. Upon the exercise of these options or warrants, as the case may be, in accordance with their respective terms, these shares may be resold freely, subject to restrictions imposed on our affiliates under Rule 144.

If significant sales of these shares occur in short periods of time, these sales could reduce the market price of our common stock. Any reduction in the trading price of our common stock could impede our ability to raise capital on attractive terms, if at all.

We do not intend to pay dividends on our common stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. Any future debt financing arrangement, which we may enter into from time to time, may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to the appreciation of their stock. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Because a small number of our existing stockholders own a majority of our voting stock, your ability to influence corporate matters will be limited.

As of December 31, 2015, our current executive officers, directors and greater than 5% stockholders, together with their respective affiliates, beneficially owned approximately 53.1% of our common stock, including shares subject to outstanding options and warrants that are exercisable within 60 days after such date. As a result, such persons, acting together, will have the ability to control our management and affairs and substantially all matters submitted to our stockholders for approval, including the election and removal of directors and approval of any significant transaction. These persons will also have the ability to control our management and business affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

We may be subject to litigation, which could harm our stock price, business, results of operations and financial condition.

We may be subject to litigation in the future. In the past, following periods of volatility in the market price of their stock, many companies similar to ours have been the subjects of securities class action litigation. Any such litigation can result in substantial costs and diversion of management's attention and resources and could harm our stock price, business results of operations and financial condition. As a result of these factors, holders of our common stock might be unable to sell their shares at or above the price they paid for such shares.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, may delay or prevent an acquisition of us or a change in our management. These provisions include:

    •
    authorizing the issuance of "blank check" preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

    •
    limiting the removal of directors by the stockholders;

    •
    creating a staggered board of directors;

    •
    prohibiting cumulative voting in the election of directors, which would otherwise allow for less than a majority of stockholders to elect director candidates;

    •
    prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

    •
    eliminating the ability of stockholders to call a special meeting of stockholders;

    •
    permitting our board of directors to accelerate the vesting of outstanding option grants upon certain transactions that result in a change of control; and

    •
    establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, who are responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. These provisions would apply even if an offer rejected by our board were considered beneficial by some stockholders. Any provision of our amended and restated certificate of incorporation or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change of control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from the assumed sale of shares of our common stock in this offering will be approximately $37.6 million, based on an assumed public offering price of $7.03 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters' option to purchase additional shares from us is exercised in full, we estimate that our net proceeds will be approximately $43.4 million.

As of December 31, 2015, we had cash, cash equivalents and marketable securities of $59.4 million. We intend to use the net proceeds from this offering, together with such existing cash resources, as follows:

    •
    up to $                       million to advance the clinical development of our RORgt program, including, among other items, the completion of a 16 week Phase 2b clinical trial in psoriasis patients for VTP-43742;

    •
    up to $                   million to advance the clinical development of our LXRb program, including, among other items, the completion of the ongoing Phase 2a proof-of-concept clinical trial in atopic dermatitis patients for VTP-38543; and

    •
    the remainder for working capital and other general corporate purposes.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We currently anticipate that the net proceeds from this offering, together with our existing cash resources will be sufficient to fund our currently anticipated operating expenses and capital expenditure requirements into the second half of 2018, which is expected to be approximately 12 months after our currently planned announcement of top line data from the 16 week Phase 2b clinical trial for VTP-43742 in psoriasis patients. We will require substantial future capital in order to complete the remaining clinical development of VTP-43742, VTP-38543, VTP-36951 and our future product candidates and to potentially commercialize these products. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, feedback from regulatory authorities, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our drug candidates, and any unforeseen cash needs. Accordingly, our management will have broad discretion in using the net proceeds from this offering.

Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, interest-bearing, investment-grade instruments and U.S. government securities.

 PRICE RANGE OF OUR COMMON STOCK

Our common stock is traded on The NASDAQ Global Market under the symbol "VTAE." Trading of our common stock commenced on September 24, 2014, in connection with our initial public offering of such securities. The following table sets forth the high and low sales prices per share of our common stock, as reported on The NASDAQ Global Market, for the periods indicated:

	High	Low
2014
Third Quarter (from September 24, 2014)	$8.48	7.40
Fourth Quarter	23.35	5.41
2015
First Quarter	$20.50	$10.25
Second Quarter	16.80	10.00
Third Quarter	17.36	6.39
Fourth Quarter	18.71	10.27
2016
First Quarter (through March 22, 2016)	$17.84	$4.08

The last reported sale price for our common stock on The NASDAQ Global Market on March 22, 2016 was $7.03.

 DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2015:

    •
    on an actual basis; and

    •
    on an as adjusted basis to give effect to the assumed issuance and sale by us of $40.0 million of shares of common stock in this offering, and the receipt of the net proceeds from the assumed sale of these shares, at an assumed public offering price of $7.03 (the last reported sales price of our common stock on The NASDAQ Global Market on March 22, 2016), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes appearing in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	December 31, 2015	December 31, 2015 (as adjusted)
Stockholders' equity:
Preferred stock, $0.0001 par value, 15,000,000 shares authorized and no shares issued and outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value, 150,000,000 shares authorized, actual and as adjusted, 22,066,224 shares issued and 22,066,013 shares outstanding, actual; and 27,756,125 shares issued and 27,755,914 shares outstanding, as adjusted	2,207	2,776
Additional paid-in capital	228,460,955	266,073,190
Treasury stock	(2,324)	(2,324)
Accumulated comprehensive loss	(29,515)	(29,515)
Accumulated deficit	(173,963,573)	(173,963,573)

Total stockholders' equity	54,467,750	92,080,554

Total capitalization	$54,467,750	$92,080,554

The number of shares in the table above excludes:

    •
    1,865,316 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2015, at a weighted average exercise price of approximately $8.12 per share;

    •
    2,026,774 shares of common stock reserved for future grants under our 2014 Equity Incentive Plan as of December 31, 2015 (subject to automatic annual adjustment in accordance with the terms of the plan);

    •
    407,546 shares reserved for future issuance under our 2014 Employee Stock Purchase Plan (subject to automatic annual adjustment in accordance with the terms of the plan); and

    •
    45,468 shares issuable upon the exercise of warrants outstanding as of December 31, 2015, at a weighted average exercise price of $27.37 per share.

 DILUTION

If you purchase our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share is determined by dividing the number of outstanding shares of our common stock into our total tangible assets (total assets less intangible assets) less total liabilities. As of December 31, 2015, we had a historical net tangible book value of our common stock of $54.5 million, or approximately $2.47 per share.

Investors participating in this offering will incur immediate, substantial dilution. After giving effect to the assumed sale of $40.0 million of shares of common stock in this offering at an assumed public offering price of $7.03 per share (the last reported sales price of our common stock on The NASDAQ Global Market on March 22, 2016), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2015 would have been approximately $92.1 million, or approximately $3.32 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.85 per share to existing stockholders, and an immediate dilution of approximately $3.71 per share to investors participating in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share		$7.03
Historical net tangible book value per share as of December 31, 2015	$2.47
Increase in net tangible book value per share attributable to this offering	$0.85
Net tangible book value per share after this offering		$3.32
Dilution per share to investors participating in this offering		$3.71

Each $1.00 increase (decrease) in the assumed public offering price of $7.03 per share would increase (decrease) our net tangible book value, as adjusted, after this offering by $5.4 million and the dilution per share to investors participating in this offering by $0.20, in each case assuming the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. An increase of 1,000,000 shares in the number of shares offered by us would increase our as adjusted net tangible book value after this offering by approximately $6.7 million, or $0.12 per share, and the dilution per share to new investors would be approximately $3.59 per share, assuming that the assumed public offering price remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a decrease of 1,000,000 shares in the number of shares offered by us would decrease our as adjusted net tangible book value after this offering by approximately $6.7 million, or $0.13 per share, and the dilution per share to new investors would be approximately $3.84 per share, assuming that the assumed public offering price remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise in full their option to purchase $6.0 million additional shares of common stock at the assumed public offering price of $7.03 per share, the as adjusted net tangible book value after this offering would be approximately $3.42 per share, representing an increase in net tangible book value of approximately $0.95 per share to existing stockholders and immediate dilution in net tangible book value of approximately $3.61 per share to investors purchasing our common stock in this offering at the public offering price.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The above discussion and tables also excludes:

    •
    1,865,316 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2015, at a weighted average exercise price of approximately $8.12 per share;

    •
    2,026,774 shares of common stock reserved for future grants under our 2014 Equity Incentive Plan as of December 31, 2015 (subject to automatic annual adjustment in accordance with the terms of the plan);

    •
    407,546 shares reserved for future issuance under our 2014 Employee Stock Purchase Plan (subject to automatic annual adjustment in accordance with the terms of the plan); and

    •
    45,468 shares issuable upon the exercise of warrants outstanding as of December 31, 2015, at a weighted average exercise price of $27.37 per share.

To the extent that any of these options or warrants are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following summary describes the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences other than income and estate taxes. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid U.S. federal income tax, persons that hold our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or integrated investment or other risk reduction strategy, persons subject to the alternative minimum tax or Medicare contribution tax, partnerships and other pass-through entities, and investors in such pass-through entities. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (IRS), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment).

The following summary is for general information only and is not tax advice. Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income and estate tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

For the purposes of this discussion, a "Non-U.S. Holder" is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder, a partnership (or other entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation), nor an entity that is treated as a disregarded entity for U.S. federal income tax purposes (regardless of its place of organization or formation). A "U.S. Holder" means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions

Subject to the discussion below, distributions, if any, made on our common stock to a Non-U.S. Holder to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute dividends for U.S. tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a treaty, a Non-U.S.

Holder generally will be required to provide us with a properly executed applicable IRS Form W-8, or other appropriate form, certifying the Non-U.S. Holder's entitlement to benefits under that treaty. In the case of a Non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional "branch profits tax," which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder's effectively connected earnings and profits, subject to certain adjustments.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce a Non-U.S. Holder's adjusted basis in our common stock, but not below zero, and then will be treated as gain to the extent of any excess, and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Gain on Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder's holding period. In general, we would be a United States real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of our business assets. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder's holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will, or will continue to, qualify as regularly traded on an established securities market.

A Non-U.S. Holder described in (a) above, will generally be required to pay tax on the net gain derived from the sale at regular graduated U.S. federal income tax rates (unless a specific treaty exemption applies), and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in (b) above, will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States).

Information Reporting Requirements and Backup Withholding

Generally, we must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed applicable IRS Form W-8 (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed applicable IRS Form W-8 otherwise meets documentary evidence requirements for establishing Non-U.S. Holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts of tax withheld under the backup withholding rules may be allowed as a refund or credit against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

Foreign Accounts

A U.S. federal withholding tax of 30% may apply on dividends and the gross proceeds of a disposition of our common stock paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). This U.S. federal withholding tax of 30% will also apply to dividends and the gross proceeds of a disposition of our common stock to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. An intergovernment agreement between the United States and applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their own tax advisors regarding the possible implications of these rules for their investment in our common stock.

The IRS has issued guidance providing that the withholding provisions described above will generally apply to payments of dividends made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of common stock on or after January 1, 2017.

Federal Estate Tax

An individual Non-U.S. Holder who is treated as the owner of, or has made certain lifetime transfers of, an interest in our common stock will be required to include the value thereof in his or her gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise, even though such individual was not a citizen or resident of the United States at the time of his or her death.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING

Piper Jaffray & Co. (Piper Jaffray) and BMO Capital Markets Corp. (BMO) are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of our common stock set forth opposite its name below.

Name	Number of Shares
Piper Jaffray & Co.
BMO Capital Markets Corp.
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus supplement, the registration statement of which this prospectus supplement is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $             per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to                           additional shares of our common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the table above.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $             . We have also agreed to reimburse the underwriters for certain of their expenses in an amount expected to be no more than $             .

Our common stock is listed on The NASDAQ Global Market under the trading symbol "VTAE."

No Sales of Similar Securities

We and each of our directors and executive officers have agreed that we and they will not, without the prior written consent of Piper Jaffray, subject to certain limited exceptions, directly or indirectly:

    •
    offer, sell, contract to sell (including any short sale), pledge, hypothecate, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase;

    •
    otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such aforementioned transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise; or

    •
    publicly announce an intention to do any of the foregoing,

for a period of 90 days after the public offering date set forth in this prospectus supplement. However, in the case of our directors, executive officers and stockholders subject to the 90-day restricted period, these restrictions will not apply to: (a) transactions relating to our securities acquired in open market transactions after the public offering date set forth in this prospectus supplement, (b) if the holder is not an officer or director, transfers or other dispositions of shares of our common stock purchased by the holder in the offering contemplated by this prospectus supplement, provided that, in the case of any transaction pursuant to (a) or (b), no filing by any party under the Exchange Act is required or will be voluntarily made before the expiration of the 90-day restricted period in connection with subsequent sales of our common stock or other securities acquired in such open market transactions, (c) bona fide gifts made by the holder, (d) transfers of our common stock or any security convertible into or exercisable for our common stock to an immediate family member, an immediate family member of a spouse, a domestic partner or a trust for the benefit of the holder, a spouse, a domestic partner or an immediate family member, or to any partnership, corporation, or other entity all of the beneficial ownership interests of which are held exclusively by the holder, a spouse, a domestic partner and/or one or more family members of the holder or the holder's spouse or domestic partner and/or one or more family members of the holder or the holder's spouse or domestic partner in a transaction not involving a disposition for value, (e) transfers of our common stock or any security convertible into or exercisable for our common stock upon death by will or intestate succession, (f) securities transferred to one or more affiliates of the holder and distributions of securities to current or former partners, members or equityholders of the holder in a transaction not in exchange for new consideration, (g) transfers of our common stock or any security convertible into or exercisable for our common stock solely by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, (h) the exercise of any option, warrant or other right to acquire shares of our common stock (including by cashless exercise or net exercise, to the extent permitted by the instrument governing such option or warrant, so long as such cashless or net exercise is effected solely by the surrender of outstanding options or warrants held by the holder to us and our cancellation of all or a portion thereof to pay the applicable exercise price, but excluding all methods of exercise that involve a sale of any shares of our common stock relating to options or warrants to cover the applicable exercise price), the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units, or the conversion of any convertible security into our securities, provided that the securities issued upon exercise continue to be subject to the 90-day restricted period, (i) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of our common stock during the 90-day restricted period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the holder or us regarding the establishment of such plan, such announcement or filing will include a statement to the effect that no transfer of our common stock may be made under such plan during the 90-day restricted period, or (j) the surrender or forfeiture of shares of our common stock to us in a transaction exempt from Section 16(b) of the Exchange Act to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards. In the case of any excepted transfers described above in (c), (d), (e), (f) or (g), (1) each resulting acquirer of our securities must execute and deliver to Piper Jaffray a lock-up agreement, (2) to the extent any interest in our securities is retained by the transferring holder (or the transferring holder's spouse or family member), such securities will remain subject to the lock-up restrictions, and (3) no filing by any party under the Exchange Act will be required or will be voluntarily made before the expiration of the 90-day restricted period showing a decrease in the number of shares of our common stock held by the holder and its affiliates in such filing. In addition, during the 90-day restricted period, we may (a) issue equity-based awards pursuant to our existing benefit plans that are referred to in this prospectus supplement, as such plans may be amended, (b) issue shares of our common stock upon the exercise of any such equity-based awards, (c) issue shares of our common stock upon the conversion of securities described in this prospectus supplement, and (d) issue shares of our common stock, any securities convertible into, or exercisable, or exchangeable for, shares of our common stock or any combination thereof in the aggregate up to 5% of the then-outstanding shares of common stock, to be sold or delivered in connection with any one or more acquisitions or strategic investments (including any joint venture, strategic alliance or partnership) as long as, in the case of this 5% provision, each recipient of any such shares or other securities agrees to be bound by the terms of the 90-day restricted period.

Piper Jaffray may, in its sole discretion and at any time or from time to time before the termination of the 90-day restricted period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the 90-day restricted period.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. "Naked" short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on NASDAQ, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

  (a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement or the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus"

within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

  (a)  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  (b)  where no consideration is or will be given for the transfer; or

  (c)  where the transfer is by operation of law.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common shares.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the UAE), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones.

The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the AMF) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

  1. the transaction does not require a prospectus to be submitted for approval to the AMF;

  2. persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

  3. the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Boston, Massachusetts. As of December 31, 2015, certain partners and employees of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP beneficially owned an aggregate of 26,832 shares of our common stock and held options to purchase an additional 41,525 shares. Robert V. Gunderson, Jr., a partner of the firm, is a member of our board of directors. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cooley LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 incorporated by reference in this prospectus supplement, constituting a part of the registration statement on Form S-3 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

Our common stock is listed on The NASDAQ Global Market under the symbol "VTAE." General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.vitaepharma.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or than can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement, until we sell all of the shares covered by this prospectus supplement or the sale of shares by us pursuant to this prospectus supplement is terminated. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are:

    •
    our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 4, 2016;

    •
    our Current Reports on Form 8-K filed with the SEC on March 3, 2016 and March 16, 2016;

    •
    the information contained in our Definitive Proxy Statement on Schedule 14A for our 2015 annual meeting of stockholders filed with the SEC on April 15, 2015, to the exent incorporated by reference in Part III of the Form 10-K; and

    •
    the description of our common stock contained in our registration statement on Form 8-A (File No. 001-36332) filed under the Exchange Act on March 4, 2014, including any amendment or reports filed for the purpose of updating such descriptions.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide each person to whom a prospectus supplement is delivered a copy of all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement. You may obtain copies of these filings, at no cost, through the "Investor Relations" section of our website (www.vitaepharma.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

502 West Office Center Drive
Fort Washington, PA 19034
(215) 461-2000

Information on, or that can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

PROSPECTUS

$200,000,000

VITAE PHARMACEUTICALS, INC.

Common Stock
Preferred Stock
Warrants
Debt Securities
Rights to Purchase Common Stock, Preferred Stock,
Debt Securities
Units

        We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants, debt securities and rights to purchase common stock, preferred stock or debt securities, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of up to $200,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

        Our common stock is listed on the NASDAQ Global Market under the symbol "VTAE." On October 28, 2015, the closing price of our common stock was $12.50.

        Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See "Risk Factors" on page 6 of this prospectus and in other documents incorporated by reference hereto.

        We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2015

        You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement. We will be offering to sell, and seeking offers to buy, the shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

        Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words "Vitae" "we," "us," the "registrant" or the "Company" refer to Vitae Pharmaceuticals, Inc.; the term "securities" refers collectively to our preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or debt securities, or any combination of the foregoing securities.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading "Information Incorporated by Reference."

        The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room, as discussed below under the heading "Where You Can Find More Information."

        We may sell our securities to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See "Plan of Distribution."

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

        We file annual, quarterly and other reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of these materials may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov.

        Our common stock is listed on the NASDAQ Global Market under the symbol "VTAE."

        General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.vitaepharma.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed "filed" with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

  1.
  our annual report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 31, 2015 (the "Form 10-K");

  2.
  the information contained in our definitive proxy statement on Schedule 14A for our 2015 annual meeting of stockholders filed with the SEC on April 15, 2015, to the extent incorporated by reference in Part III of the Form 10-K;

  3.
  our quarterly report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 12, 2015;

  4.
  our quarterly report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 5, 2015;

  5.
  our current reports on Form 8-K filed with the SEC on January 15, 2015, January 28, 2015, February 26, 2015, March 20, 2015, March 31, 2015, May 12, 2015, May 29, 2015, June 29, 2015, July 27, 2015, July 29, 2015, August 4, 2015, August 10, 2015, September 8, 2015, September 29, 2015, and September 30, 2015; and

  6.
  the description of our common stock contained in the registration statement on Form 8-A (file no. 001-36617), filed on September 10, 2014, and all amendments and reports updating such description.

        We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Vitae Pharmaceuticals, Inc.
502 West Office Center Drive
Fort Washington, PA 19034
(215) 461-2000

        Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "may," "will," "estimate," "continue," "anticipate," "design," "intend," "expect," "could," "plan," "potential," "predict," "seek," "should," "would" or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, including those described in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015 and our Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 5, 2015. In light of these risks, uncertainties, assumptions and other factors, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

        Forward-looking statements include, but are not limited to, statements about:

  •
  the timing and success of preclinical studies and clinical trials conducted by us and our development partners;

  •
  our ability to establish and maintain development partnerships;

  •
  the scope, progress, expansion, and costs of developing and commercializing our current or future product candidates;

  •
  the size and growth of the potential markets for our current or future product candidates and the ability to serve those markets;

  •
  our expectations regarding our expenses and revenue, the sufficiency of our cash resources and needs for additional financing;

  •
  the ability to obtain and maintain regulatory approval of our product candidates, and the labeling for any approved products;

  •
  the rate and degree of market acceptance of any of our current or future product candidates;

  •
  our expectations regarding competition;

  •
  our anticipated growth strategies;

  •
  our ability to attract or retain key personnel;

  •
  our expectations regarding federal, state and foreign regulatory requirements;

  •
  regulatory developments in the United States and foreign countries;

  •
  our ability to obtain and maintain intellectual property protection for our structure-based drug discovery platform and our product candidates;

  •
  the anticipated trends and challenges in our business and the market in which we operate; and

  •
  the use or sufficiency of our existing cash, cash equivalents and marketable securities.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Except as required by law, we disclaim any duty to update any of these forward-looking statements after the date of such statements are made, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

        Except as required by law, we disclaim any duty to update any of these forward-looking statements after the date of such statements are made, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

        You should read this prospectus and the documents that we reference in this prospectus and have been filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

        All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. We undertake no obligation, and specifically decline any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

        In addition, you should refer to the section of this prospectus entitled "Risk Factors" as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

 VITAE PHARMACEUTICALS, INC.

        We are a clinical-stage biotechnology company focused on discovering and developing novel, small molecule drugs for diseases with significant unmet medical needs. We are developing a growing portfolio of novel product candidates internally generated by Contour®, our proprietary structure-based drug discovery platform. Our portfolio includes several wholly-owned product candidates ranging from clinical to pre-clinical development, a partnered product candidate in the clinic and the rights to a pre-clinical product candidate that is expected to be returned to us in connection with the termination of a collaboration agreement in the second half of 2015:

  •
  Our most advanced, wholly-owned product candidate is VTP-43742 for the treatment of autoimmune disorders, which is advancing in Phase 1 clinical development. We have two other wholly-owned product candidates, VTP-38543 for the treatment of atopic dermatitis and VTP-38443 for the treatment of acute coronary syndrome, which are in preclinical development. We intend to advance and retain rights to these and other programs and product candidates that we believe we can develop and commercialize, and to strategically partner where doing so can accelerate the program and generate non-dilutive capital for Vitae.

  •
  We have a product candidate, BI187004/VTP-34072 ("BI187004"), that is in a Phase 2 clinical trial for the treatment of type 2 diabetes, and is being developed exclusively by Boehringer Ingelheim GmbH ("BI") pursuant to a research collaboration and license agreement with BI, which we refer to as the 11b Agreement.

  •
  We also have a product candidate, BI 1147560/VTP-36951 ("VTP-36951"), in pre-clinical development for the treatment and prevention of Alzheimer's disease ("Alzheimer's"). VTP-36951 was being developed exclusively by BI pursuant to a research collaboration and license agreement with BI, which we refer to as the BACE Agreement. On July 23, 2015, BI notified us that it was terminating the BACE Agreement effective as of October 23, 2015. In connection with the termination of the BACE Agreement, we expect to receive the rights to the BACE program, including VTP-36951, which is expected to include, among other rights, certain exclusive rights to develop and commercialize the terminated products for the treatment of Alzheimer's, diabetes and the other indications covered by the BACE Agreement. We intend to work with BI to effect an orderly transfer of the BACE program to Vitae. We plan to assess the BACE program to determine the appropriate next steps.

        We are a structure-based drug discovery company, and we have leveraged our expertise and ability to create a growing portfolio of novel, potent and selective product candidates. Our goal is to leverage this leadership in structure-based drug discovery to deliver first- or best-in-class small molecule drugs to patients in diseases with significant unmet medical needs. The key elements of our business strategy are to:

  •
  advance our growing portfolio of product candidates;

  •
  establish late-stage development and commercialization capabilities for certain of our product candidates in the United States and potentially other markets;

  •
  selectively collaborate with large biotechnology and pharmaceutical companies to maximize the value of our product candidates;

  •
  leverage Contour to rapidly discover novel small molecule product candidates for additional validated, difficult-to-drug targets; and

  •
  continue investing in technology, people and intellectual property.

 OUR CORPORATE INFORMATION

        Our principal executive offices are located at 502 West Office Center Drive, Fort Washington, Pennsylvania 19034 and our telephone number is (215) 461-2000. Our website address is www.vitaepharma.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

        Our filings with the SEC are posted on our website at www.vitaepharma.com. The information found on our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by visiting the SEC's Public Reference Room at 100 F Street NE, Washington DC 20549, or by calling the SEC at 1-800-SEC-0330 or by accessing the SEC's website at www.sec.gov.

RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014, in our Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 5, 2015 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

        Our ratio of combined fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of preference securities in the future.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which include, but are not limited to, providing financing for clinical trials, capital expenditures, additions to working capital, development of our product candidate pipeline, general and administrative expenses or other corporate obligations. We may use a portion of the net proceeds to pay off outstanding indebtedness, if any, and/or acquire or invest in businesses, products and technologies.

 DESCRIPTION OF CAPITAL STOCK

        The following description is a general summary of the terms of the shares of common stock or shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our Amended Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see "Where You Can Find More Information."

        Our authorized capital stock consists of shares, with a par value of $0.0001 per share, of which:

  •
  150,000,000 shares are designated as common stock; and

  •
  15,000,000 shares are designated as preferred stock.

        As of September 30, 2015, we had outstanding 21,870,227 shares of common stock held of record by 81 stockholders. No shares of preferred stock were outstanding as of September 30, 2015.

Common Stock

        Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting in the election of directors. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

NASDAQ Listing

        Our common stock is listed on the NASDAQ Global Market under the symbol "VTAE."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent's address is 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103.

Preferred Stock

General

        Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 15,000,000 shares of preferred stock, none of which are issued and outstanding as of the date of this prospectus. We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

        The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

        The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable certificate of designation for complete information regarding a series of preferred stock. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

  •
  the series designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

  •
  the offering price;

  •
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  •
  any redemption or sinking fund provisions;

  •
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

  •
  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

  •
  the voting rights, if any, of shares of such series in addition to those set forth under the caption entitled, "Voting Rights" below;

  •
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

  •
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation (including, but not limited to, at such times as there are arrearages in the payment of dividends or sinking fund installments);

  •
  the conditions and restrictions, if any, on the creation of Company indebtedness, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  •
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Voting Rights

        The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Transfer Agent and Registrar

        The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Other

        Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Anti-takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Bylaws

        Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws

        Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

  •
  authorize our board of directors to issue, without further action by the stockholders, up to 15,000,000 shares of undesignated preferred stock;

  •
  require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

  •
  specify that special meetings of our stockholders can be called only by our board of directors, our chairman of the board, or our chief executive officer;

  •
  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

  •
  establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

  •
  provide that any director or our entire board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of our capital stock entitled to vote thereon;

  •
  provide that vacancies on our board of directors may, except as otherwise required by law, be filled only by a majority of directors then in office, even if less than a quorum;

  •
  specify that no stockholder is permitted to cumulate votes at any election of directors;

  •
  provide that our amended and restated bylaws may be amended, altered or repealed and new bylaws may be adopted by the affirmative vote of the holders of at least 66 2/3% in voting power of our capital stock entitled to vote thereon; and

  •
  require a super-majority of votes to amend certain of the above-mentioned provisions.

Delaware Law

        We are governed by the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation's assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation's outstanding voting stock, unless:

  •
  the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder; or

  •
  subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        A Delaware corporation may "opt out" of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or amended and restated bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Exclusive Jurisdiction for Certain Actions

        Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

  Indemnification

        Our certificate of incorporation includes provisions that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment or repeal of these provisions will require the approval of the holders of shares representing at least two-thirds of the shares entitled to vote in the election of directors, voting as one class.

        Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. As described above, we have entered into separate indemnification agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

        Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see "Where You Can Find More Information."

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

  •
  the terms for changes or adjustments to the exercise price of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of the warrants;

  •
  the terms for changes or adjustments to the exercise price of the warrants;

  •
  if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

  •
  if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

        As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an "indenture," the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders' rights against us if we default. There are some limitations on the extent to which the trustee acts on holders' behalf, described in the second paragraph under "Description of Debt Securities—Events of Default." Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

        Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

        A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

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  the designation or title of the series of debt securities;

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  the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

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  the percentage of the principal amount at which the series of debt securities will be offered;

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  the date or dates on which principal will be payable;

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  the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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  the terms for redemption, extension or early repayment, if any;

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  the currencies in which the series of debt securities are issued and payable;

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  whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

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  the place or places of payment, transfer, conversion and/or exchange of the debt securities;

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  the provision for any sinking fund;

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  any restrictive covenants;

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  events of default;

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  whether the series of debt securities are issuable in certificated form;

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  any provisions for legal defeasance or covenant defeasance;

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  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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  whether the debt securities are subject to subordination and the terms of such subordination;

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  any listing of the debt securities on any securities exchange;

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  if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

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  any other material terms.

        The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

        The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities ("offered debt securities") and any debt securities issuable upon conversion or exchange of other offered securities ("underlying debt securities") may be issued under the indenture in one or more series.

        For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

        Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "indenture securities." The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See "Description of Debt Securities—Resignation of Trustee" below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

        We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

        We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

        If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

        We will pay interest to the person listed in the applicable trustee's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the "record date." Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest."

Events of Default

        Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term "Event of Default" in respect of the debt securities of any series means any of the following:

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  we do not pay the principal of, or any premium on, a debt security of the series on its due date;

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  we do not pay interest on a debt security of the series within 30 days of its due date;

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  we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

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  we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

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  we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

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  any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

  Remedies if an Event of Default Occurs

        If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

        Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

        Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

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  the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

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  the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

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  the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

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  the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

  Waiver of Default

        The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder's debt security, however, without the holder's approval.

Merger or Consolidation

        Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

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  if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

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  alternatively, we must be the surviving company;

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  immediately after the transaction no Event of Default will exist;

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  we must deliver certain certificates and documents to the trustee; and

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  we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

        There are three types of changes we may make to an indenture and the debt securities issued thereunder.

  Changes Requiring Approval

        First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

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  change the stated maturity of the principal of or rate of interest on a debt security;

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  reduce any amounts due on a debt security;

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  reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

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  at any time after a change of control has occurred, reduce any premium payable upon a change of control;

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  change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

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  impair the right of holders to sue for payment;

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  adversely affect any right to convert or exchange a debt security in accordance with its terms;

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  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

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  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

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  modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

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  change any obligation we have to pay additional amounts.

  Changes Not Requiring Approval

        The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

  Changes Requiring Majority Approval

        Any other change to the indenture and the debt securities may require the following approval:

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  if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

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  if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

        The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "Description of Debt Securities—Modification or Waiver—Changes Requiring Approval."

  Further Details Concerning Voting

        When taking a vote on proposed changes to the indenture and the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:

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  for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

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  for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

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  for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Description of Debt Securities—Defeasance—Legal Defeasance."

        We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.

        Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

  Covenant Defeasance

        We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance." In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders' debt securities. If applicable, a holder also would be released from the subordination provisions described under "Description of Debt Securities—Indenture Provisions—Subordination" below. In order to achieve covenant defeasance, we must do the following:

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  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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  We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

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  We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

        If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

  Legal Defeasance

        As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "legal defeasance"), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:

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  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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  We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and

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  We must deliver to the trustee a legal opinion and officers' certificate stating that all conditions precedent to legal defeasance have been complied with.

        If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under "Description of Debt Securities—Indenture Provisions—Subordination."

Resignation of Trustee

        Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

        Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money's worth.

        In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

        By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

        "Senior Indebtedness" will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

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  our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

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  renewals, extensions, modifications and refinancings of any of such indebtedness.

        The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

        We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

        Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

        The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

        We may issue rights to purchase common stock, preferred stock or debt securities. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

        The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

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  the title and aggregate number of the rights;

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  the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

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  if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

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  the number or a formula for the determination of the number of the rights issued to each stockholder;

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  the extent to which the rights are transferable;

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  in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

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  in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

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  the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

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  if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

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  the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

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  the effect on the rights of any merger, consolidation, sale or other disposition of our business;

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  the terms of any rights to redeem or call the rights;

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  information with respect to book-entry procedures, if any;

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  the terms of the securities issuable upon exercise of the rights;

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  if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

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  if applicable, a discussion of certain U.S. Federal income tax considerations; and

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  any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

        Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

        Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

        We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

        Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

        We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

        Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see "Where You Can Find More Information."

        The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

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  the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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  whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

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  to or through one or more underwriters, initial purchasers, brokers or dealers;

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  through agents to investors or the public;

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  in short or long transactions;

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  through put or call option transactions relating to our common stock;

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  directly to agents or other purchasers;

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  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  though a combination of any such methods of sale; or

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  through any other method described in the applicable prospectus supplement.

        The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers or agents in connection with the offering, including:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities and the proceeds to us from the sale;

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  any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

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  any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

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  any delayed delivery arrangements;

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  any public offering price;

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  any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

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  any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

        We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly in transactions not involving underwriters, dealers or agents.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

        Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

        We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

DIVIDEND POLICY

        We have never declared or paid any cash dividend on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not expect to pay any dividends in the foreseeable future. In addition, unless amended, the terms of our loan and security agreement with Oxford Finance LLC and Silicon Valley Bank do not allow us to pay cash dividends. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions, contractual restrictions and other factors that our board of directors may deem relevant.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Boston, Massachusetts. As of June 30, 2014, certain partners and employees of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP beneficially owned an aggregate of 26,832 shares of our common stock and held options to purchase an additional 41,525 shares. Robert V. Gunderson, Jr., a partner of the firm, is a member of our board of directors.

EXPERTS

        The financial statements of Vitae appearing in Vitae's Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$40,000,000 of Shares

Common Stock

PROSPECTUS SUPPLEMENT

March     , 2016

Piper Jaffray
BMO Capital Markets